SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA



















                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP


The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated April 12, 2002 on the consolidated financial statements of Thinkpath Inc. (the Company) formally known as ThinkPath.com Inc. included in its Annual Report on Form 10-KSB being filed by the Company, for the fiscal year ended December 31, 2001.




Toronto, Ontario
April 16, 2002                                             Chartered Accountants





1167 Caledonia Road
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Tel:  416 785 5353
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